UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On July 23, 2014, Sonic Automotive, Inc. (“Sonic”) entered into a Third Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, Bank of America, N.A., Mercedes-Benz Financial Services USA LLC, BMW Financial Services NA, LLC, Toyota Motor Credit Corporation, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Comerica Bank, U.S. Bank, National Association, Capital One, N.A., VW Credit, Inc., Bank of the West and World Omni Financial Corp., as lenders, and Bank of America, N.A. and Wells Fargo Bank, National Association, as letter of credit issuers (the “Revolving Facility”). The Revolving Facility matures on August 15, 2019.

The Revolving Facility amended and restated the Second Amended and Restated Credit Agreement, dated as of July 8, 2011, among Sonic, Bank of America, N.A., as administrative agent, Bank of America, N.A., JPMorgan Chase Bank, N.A., U.S. Bank, National Association, Wells Fargo Bank, National Association, Mercedes-Benz Financial Services USA LLC, Comerica Bank, Capital One, N.A., BMW Financial Services NA, LLC, Toyota Motor Credit Corporation, VW Credit, Inc. and World Omni Financial Corp., as lenders, and Bank of America, N.A. and Wells Fargo Bank, National Association, as letter of credit issuers, as amended.

The Revolving Facility has a borrowing limit of $225 million, which may be expanded up to $275 million in total credit availability upon satisfaction of certain conditions. The Revolving Facility is available for acquisitions, capital expenditures, working capital and general corporate purposes. The amount available for borrowing under the Revolving Facility is reduced on a dollar-for-dollar basis by the aggregate face amount of any outstanding letters of credit under the Revolving Facility and is subject to compliance with a borrowing base. The borrowing base is calculated based on the value of eligible accounts, eligible inventory, eligible equipment and certain eligible real estate designated by Sonic. Amounts outstanding under the Revolving Facility bear interest at (i) a specified percentage above LIBOR (as defined in the Revolving Facility), ranging from 1.75% to 2.75% per annum (but, in any case, not less than 2.25% per annum through the end of the third quarter of 2014) according to a performance-based pricing grid determined by Sonic’s Consolidated Total Lease Adjusted Leverage Ratio (as defined in the Revolving Facility) as of the last day of the immediately preceding fiscal quarter (the “Performance Grid”), or (ii) a specified percentage above the Base Rate (as defined in the Revolving Facility), ranging from 0.75% to 1.75% per annum (but, in any case, not less than 1.25% per annum through the end of the third quarter of 2014) according to the Performance Grid. In addition, there is a quarterly commitment fee payable by Sonic on the unused portion of the Revolving Facility, ranging from 0.30% to 0.50% per annum (but, in any case, not less than 0.35% per annum through the end of the third quarter of 2014) according to the Performance Grid.

In connection with the Revolving Facility, Sonic, its subsidiaries or its affiliates, as applicable, entered into various collateral documents. These documents include an amended and restated security agreement, an amended and restated escrow and security agreement and an amended and restated securities pledge agreement (the “Collateral Documents”) with Bank of America, N.A., as administrative agent. Under the Collateral Documents, outstanding obligations under the Revolving Facility are secured by a pledge of substantially all of Sonic’s personal property and the personal property of substantially all of Sonic’s domestic subsidiaries. The Collateral Documents also provide for the pledge of the franchise agreements and stock or equity interests of Sonic’s dealership franchise subsidiaries, except for those dealership franchise subsidiaries where the applicable manufacturer prohibits such a pledge, in which cases the stock or equity interests of the dealership franchise subsidiary is subject to an escrow arrangement with the administrative agent. Substantially all of Sonic’s domestic subsidiaries also guarantee Sonic’s obligations under the Revolving Facility under the terms of an amended and restated subsidiary guaranty agreement with Bank of America, N.A., as administrative agent, entered into in connection with the Revolving Facility.

The Revolving Facility contains certain negative covenants, including covenants which could restrict or prohibit indebtedness, liens, payment of dividends and other restricted payments, capital expenditures and material dispositions and acquisitions of assets, as well as other customary covenants and default provisions. Financial covenants include required specified ratios (as each is defined in the Revolving Facility) of:

Covenant
Consolidated Liquidity Ratio	Consolidated Fixed Charge Coverage Ratio	Consolidated Total Lease Adjusted Leverage Ratio
Not less than 1.05 to 1.00	Not less than 1.20 to 1.00	Not more than 5.50 to 1.00

The Revolving Facility contains events of default, including cross-defaults to other material indebtedness, change of control events and events of default customary for syndicated commercial credit facilities. Upon the occurrence of an Event of Default (as defined in the Revolving Facility), Sonic could be required to immediately repay all outstanding amounts under the Revolving Facility.

Syndicated Floorplan Facility

On July 23, 2014, Sonic and certain of its subsidiaries also entered into a Second Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement with Bank of America, N.A., as administrative agent, and Bank of America, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, U.S. Bank, National Association, Capital One, N.A., Mercedes-Benz Financial Services USA LLC, Toyota Motor Credit Corporation, VW Credit, Inc., Bank of the West and Comerica Bank, as lenders (the “Floorplan Facility”). The Floorplan Facility is comprised of a new vehicle revolving floorplan facility in an amount up to $700 million (the “New Vehicle Floorplan Facility”) and a used vehicle revolving floorplan facility in an amount up to $100 million, subject to compliance with a borrowing base (the “Used Vehicle Floorplan Facility”). Sonic may, under certain conditions, request an increase in the Floorplan Facility by up to $200 million, which shall be allocated between the New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility as Sonic requests, with no more than 20% of the aggregate commitments allocated to the commitments under the Used Vehicle Floorplan Facility. The Floorplan Facility matures on August 15, 2019.

The Floorplan Facility amended and restated the Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of July 8, 2011, among Sonic, certain of its subsidiaries, Bank of America, N.A., as administrative agent, Bank of America, N.A., JPMorgan Chase Bank, N.A., U.S. Bank, National Association, Wells Fargo Bank, National Association, Comerica Bank, Capital One, N.A. and Mercedes-Benz Financial Services USA LLC, as lenders, and Wells Fargo Bank, National Association, as letter of credit issuer, as amended.

The New Vehicle Floorplan Facility provides availability to finance new vehicle inventory pursuant to borrowing requests or new vehicle drafts presented by specific vehicle manufacturers or distributors. The Used Vehicle Floorplan Facility provides availability to finance the acquisition of used vehicle inventory and other working capital, capital expenditures and general corporate purposes. Amounts outstanding under the New Vehicle Floorplan Facility bear interest at an annual rate equal to (i) 1.25% above

LIBOR (as defined in the Floorplan Facility), or (ii) 0.25% above the Base Rate (as defined in the Floorplan Facility). In addition, there is a quarterly commitment fee payable by Sonic on the unused portion of the New Vehicle Floorplan Facility equal to 0.20% per annum. Amounts outstanding under the Used Vehicle Floorplan Facility bear interest at an annual rate equal to (a) 1.50% above LIBOR or (b) 0.50% above the Base Rate. In addition, there is a quarterly commitment fee payable by Sonic on the unused portion of the Used Vehicle Floorplan Facility equal to 0.25% per annum.

Under the terms of the amended and restated security agreement entered into in connection with the Floorplan Facility and amended and restated guaranty agreements entered into by Sonic and certain of its subsidiaries in connection with the Floorplan Facility, outstanding obligations under the Floorplan Facility are guaranteed by Sonic and certain of its subsidiaries and are secured by a pledge of substantially all of the personal property of certain of Sonic’s domestic subsidiaries, subject to the same limitations as are contained in the Revolving Facility with respect to the pledging of franchise agreements and stock or equity interests of applicable Sonic dealership franchise subsidiaries where such pledges are prohibited by the applicable manufacturer.

The Floorplan Facility contains certain negative covenants, including covenants which could restrict or prohibit indebtedness, liens, payment of dividends and other restricted payments, capital expenditures and material dispositions and acquisitions of assets, as well as other customary covenants and default provisions. Financial covenants include required specified ratios (as each is defined in the Floorplan Facility) of:

Covenant
Consolidated Liquidity Ratio	Consolidated Fixed Charge Coverage Ratio	Consolidated Total Lease Adjusted Leverage Ratio
Not less than 1.05 to 1.00	Not less than 1.20 to 1.00	Not more than 5.50 to 1.00

The Floorplan Facility contains events of default, including cross-defaults to other material indebtedness, change of control events and events of default customary for syndicated commercial credit facilities. Upon the occurrence of an Event of Default (as defined in the Floorplan Facility), Sonic could be required to immediately repay all outstanding amounts under the Floorplan Facility.

Certain of the lenders under the Revolving Facility are also parties to the Floorplan Facility and/or various floorplan arrangements with Sonic and its subsidiaries. Sonic and its affiliates also have commercial banking, investment banking, mortgage financing, retail lending and other lending relationships with certain of the lenders under the Revolving Facility, the Floorplan Facility and the separate floorplan credit arrangements, and/or affiliates of such lenders. For some of these lending arrangements for the benefit of certain Sonic affiliates, the particular lending arrangement is secured by Sonic common stock held by the particular affiliate. Sonic has also entered into derivative transactions with certain of the lenders under the Revolving Facility and Floorplan Facility or their affiliates, including interest rate swaps.

The foregoing summary of certain terms of the Revolving Facility and the Floorplan Facility and the various ancillary agreements entered into in connection with the Revolving Facility and the Floorplan Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2014.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

Date: July 29, 2014	By:	/s/ Heath R. Byrd
Heath R. Byrd
Executive Vice President and
Chief Financial Officer